
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Ziegler
Leasing Corporation financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                           5,106
<SECURITIES>                                 1,377,191
<RECEIVABLES>                                7,957,135<F1>
<ALLOWANCES>                                         0<F2>
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F4>
<DEPRECIATION>                                       0<F4>
<TOTAL-ASSETS>                              47,953,958
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                     14,938,202
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                         0
<SALES>                                      5,743,018<F5>
<TOTAL-REVENUES>                             7,319,354
<CGS>                                                0<F6>
<TOTAL-COSTS>                                        0<F6>
<OTHER-EXPENSES>                             4,306,179<F7>
<LOSS-PROVISION>                               430,997
<INTEREST-EXPENSE>                           1,903,625
<INCOME-PRETAX>                                678,553
<INCOME-TAX>                                   273,000
<INCOME-CONTINUING>                            405,553
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   405,553
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all amounts receivable from customers without regard to current or long-term classification.
<F2>Allowance for doubtful accounts are included in investment in leases and has not changed significantly during the third quarter.
<F3>Registrant has an unclassified balance sheet.
<F4>Amounts are not disclosed in the financial statements as the amounts are insignificant.
<F5>Includes all income from leasing activities.
<F6>Not applicable to lease income.
<F7>Includes depreciation, selling, general and administrative expense.
<F8>Earnings per share not calculated.

